Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$71,185,780
Unrealized Gain (Loss) on Market Value of Futures	(34,821,640)
Dividend Income	43,806
Interest Income	29,138
ETF Transaction Fees	3,150
Total Income (Loss)	$36,440,234

Expenses
General Partner Management Fees	$265,143
Professional Fees	17,869
Brokerage Commissions	63,083
Directors' Fees and insurance	2,590
SEC & FINRA Registration Expense	45,000
Total Expenses	393,685
Expense Waiver	(75,514)
Net Expenses	$318,171
Net Income (Loss)	$36,122,063

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/20	$407,742,928
Additions (800,000 Shares)	8,308,562
Withdrawals (3,650,000 Shares)	(38,678,505)
Net Income (Loss)	36,122,063

Net Asset Value End of Month	$413,495,048
Net Asset Value Per Share (38,400,000 Shares)	$10.77

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596